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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

FLIR Systems, Inc.
James A. Fitzhenry
(503) 684-3731

                  FLIR SYSTEMS REPORTS FIRST QUARTER OUTLOOK

     PORTLAND, Ore. - April 22, 1999 - FLIR Systems, Inc. (Nasdaq: FLIR) announced today that it expects to report 1999 first quarter revenue 12% to 16% below last year's consolidated first quarter revenue of $40.1 million. These results include the operations of Inframetrics, Inc., which was acquired in March of 1999, and prior periods have been restated accordingly. As a result of this anticipated revenue shortfall, the Company expects to report a loss from operations for the first quarter ended March 31, 1999 that is expected to exceed the restated consolidated net loss of $195,000, or $0.02 per share, for the first quarter of 1998. This loss, which may be as large as $0.18 per share, is prior to the previously announced charge related to the acquisition. The Company plans to announce final first quarter results on April 28, 1999.

     Ken Stringer, President and Chief Executive Officer of FLIR Systems, said that operating results for the first quarter, which is traditionally FLIR's seasonally weakest quarter of the year, were adversely affected by a substantial decrease in orders from government customers and, to a lesser extent, by disruptions in the sales channel for commercial customers resulting from the four-month delay in obtaining Justice Department approval for the Inframetrics acquisition.

     Commenting on the Company's commercial business, Stringer said, "Since the closing of the Inframetrics transaction we have made substantial progress in clarifying the distribution issues and we expect the sales impact to be temporary. Despite essentially flat quarter to quarter comparisons in the commercial market for the first period, the outlook for the commercial side of our business remains very favorable."

     Stringer continued, "On the government side, most US Government agencies that purchase our products have experienced difficulties in obtaining release of 1999 procurement funds. Exacerbating these difficulties, the crisis in Kosovo has impacted defense organizations throughout NATO and caused many to suspend procurement activities. Our government business also was affected by continued economic
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uncertainty in several international markets.  The combination of these factors substantially reduced our government sales in the first quarter."

     Stringer added, "The long-term outlook for our government business remains positive. Congress now is considering an emergency supplemental appropriations bill for Kosovo, while rising oil prices in the Middle East and favorable currency movements and improving economic indicators in Asia and South America are just some of the factors that suggest improved conditions in our government business. As a result, we currently expect our government business to resume its historical growth trend in the second half of the year."

     FLIR Systems, Inc. is a world leader in the design, manufacturing and marketing of thermal imaging and broadcast camera systems for a wide variety of commercial and government applications including condition monitoring, research and development, manufacturing process control, airborne observation and broadcast, search and rescue, drug interdiction, surveillance and reconnaissance, navigation safety, border and maritime patrol, environmental monitoring and ground based security. Visit us on our Web site at http://www.flir.com.

     This release contains statements, including statements regarding the Company's expectations for revenue and earnings for the first quarter of 1999 and the outlook for the Company's commercial and government business segments for the remainder of 1999, that are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995 which are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including, but not limited to, product demand, the impact of competitive products and pricing, capacity and supply constraints, actual purchases under agreements, the amount and availability of government funding, unexpected difficulties encountered in the integration of Inframetrics and other risks discussed from time to time in the Company's Securities and Exchange Commission fillings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. If the Company does update or correct one or more forward-looking statement, investors and others should not conclude that the Company will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.